Exhibit 99.2

Second Quarter 2014 Teleconference June 4, 2014
Agenda 2 Introduction & Overview | Henrik Slipsager, CEO Second Quarter 2014 Review of Financial Results | Jim Lusk, CFO Second Quarter 2014 Operational Review | Jim McClure, EVP, Tracy Price, EVP & Henrik Slipsager, CEO Fiscal 2014 Outlook | Henrik Slipsager, CEO Questions & Answers Forward-Looking Statements and Non-GAAP Financial Information: Our discussions during this conference call will include forward-looking statements. Actual results could differ materially from those projected in the forward- looking statements. The factors that could cause actual results to differ are discussed in the Company's 2013 Annual Report on Form 10-K and in our 2014 reports on Form 10-Q and Form 8-K. These reports are available on our website at http://investor.abm.com/ under "SEC Filings". A description of factors that could cause actual results to differ is also set forth at the end of this presentation. Also, the discussion during this conference call will include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of those non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found on the Investor Relations portion of our website at http://investor.abm.com and at the end of this presentation.
Second Quarter 2014 Review of Financial Results
Fiscal Q2 2014 Overview Achieved record revenue for the second quarter of $1.23 billion, up 4.9% Organic growth rates: Janitorial 3.1%; Building & Energy Solutions 21.0%1; and Other (Air Serv) 5.9%2 Net income of $0.27 per diluted share; adjusted net income of $0.33 per diluted share compared to $0.36 per diluted share for fiscal Q2 2013 Items affecting adjusted net income: Legal expenses increased $0.02 per diluted share Higher start-up costs of $0.02 per diluted share Adverse impact of weather $0.01 per diluted share Fiscal Q2 2013 compared to fiscal Q2 2014 included a higher benefit of $0.02 per diluted share, primarily from the Work Opportunity Tax Credit (WOTC) Net cash provided by operating activities up 55.4% Y-o-Y Announced 193rd consecutive quarterly dividend 4 1 Excludes revenue from acquisition of BEST Infrared Services, Inc. & Alpha Mechanical, Inc. 2 Excludes revenue from acquisition of Blackjack Promotions Limited
Second Quarter Results Synthesis - Key Financial Metrics 5 Note: Reconciliation of adjusted operating profit, adjusted net income, adjusted net income per diluted share, and adjusted EBITDA is in the appendix of this presentation. Net Income Net income of $15.2 million, or $0.27 per diluted share, down 21.2% compared to $19.3 million, or $0.35 per diluted share in fiscal 2013 second quarter. The decrease in net income is from lower operating margins, primarily due to higher operating expenses from net new business, higher legal expenses of $3.0 million after-tax ($0.05 per diluted share), an increase of start-up costs on significant new jobs of $0.9 million after-tax ($0.02 per diluted share) and weather that adversely impacted operations by $0.5 million after-tax ($0.01 per diluted share). In addition, fiscal 2013 second quarter compared to the second quarter of fiscal 2014, included a higher tax benefit of $0.02 per diluted share, primarily from the Work Opportunity Tax Credit (WOTC). Adjusted Net Income Adjusted net income of $0.33 per diluted share was down $0.03 per diluted share or 8.3% for the quarter compared to the second quarter of fiscal 2013, as a result of lower operating margins due to net new business. Also impacting operating margins were higher legal expenses, start-up costs associated with significant new contracts, and adverse weather. Combined, these items on a year-over- year basis reduced adjusted net income by $0.04 per diluted share for the second quarter of fiscal 2014. In addition, fiscal 2013 second quarter compared to the second quarter of fiscal 2014, included a higher tax benefit of $0.02 per diluted share, primarily from WOTC. Net Cash from Operating Activities For the quarter, Net cash from Operating Activities increased 55.4% to $76.6 million. The improvement in cash flow is primarily related to the timing of collecting receivables as DSO sequentially decreased by 3 days and timing on vendor payments.
Select Cash Flow & Balance Sheet Items Cash Flow from Operating Activities (in millions) Q2 2014 Insurance claim liabilities of $357.1 million up $6.4 million compared to Q2 2013 Q2 2014 Self-insurance claims paid $23.1 million down $0.5 million compared to Q2 2013 Q2 2014 capital expenditures of $9.6 million, up $3.3 million Y-o-Y 6 Days sales outstanding (DSO) for the second quarter were 53 days DSO up 3 days on a Y-o-Y basis and down 3 days sequentially Q2 2014 Depreciation and amortization of $14.1 million down $1.7 million Y-o-Y basis (CHART)
Select Cash Flow & Balance Sheet Items - Continued 7 Line of Credit OneSource Linc Air Serv/HHA In Millions Dividends Paid (Fiscal Year Basis) Per Share (CHART) (CHART)
Second Quarter 2014 Operational Review
Q2 2014 Results Synthesis - Revenues Revenues of $631.7 million, up organically $18.8 million or 3.1% compared to 2013 Q2 Janitorial tag business up 2.3% Consolidated revenues up 4.9% at $1.23 billion - A Q2 Record Janitorial Services 9 Facility Services Parking & Shuttle Services Security Services Building & Energy Solutions Other (Air Serv) Revenues of $149.5 million, up $2.1 million or 1.4% compared to 2013 Q2 Increased scope of work from existing clients Revenues of $152.6 million, up $1.0 million or 0.7% compared to 2013 Q2 Management reimbursement revenues were up $0.9 million to $77.1 million Revenues of $93.8 million, up $2.3 million or 2.5% compared to 2013 Q2 New client wins continue to drive revenue growth Revenues of $118.5 million, up $24.6 million or 26.2% compared to 2013 Q2; organic revenue grew 21.0% Strong organic growth of $19.7 million in ABES, ABM Government, and ABM Healthcare Support Services + revenue of $4.9 million from the acquisitions of BEST Infrared Services, Inc. and Alpha Mechanical, Inc. Revenues of $85.2 million, up $9.1 million or 12.0% compared to 2013 Q2; organic revenue grew 5.9% Blackjack acquisition contributed revenue of $4.6 million
Q2 2014 Results Synthesis - Operating Profits1 Janitorial operating profit of $36.2 million, decreased $1.3 million or (3.5)% primarily due to higher legal expenses and higher operating expenses from larger and new national jobs, including start-up costs on significant jobs of $0.4 million, and a loss of $0.3 million associated with a portion of a large regional job, which was canceled. These items were partially offset by realignment savings. Operating profit for Facility Services was $5.4 million, down $0.8 million primarily from the loss of a significant contract, higher non-recurring operating expenses on certain business, and higher legal expenses. These items were partially offset by realignment savings. Parking operating profit of $6.4 million was up 4.9% or $0.3 million from the prior year comparable period based on realignment savings and a one-time benefit. On a year-over-year basis, adverse weather impacted Parking by $0.2 million in the second quarter of fiscal 2014. Operating profit for Security was up by $0.1 million or 4.8% to $2.2 million. Building & Energy Solutions profit increased 105.9% to $3.5 million primarily due to revenue growth. Operating profit for the Other segment, which represents the results of Air Serv, decreased $0.1 million to $2.4 million, primarily driven by the short-term impact of higher start-up costs incurred in connection with new larger jobs, which impacted results by $0.9 million. 10 1Excludes Corporate
Q2 2014 Business & Sales Highlights Acquired Alpha Mechanical, Inc. a provider of HVAC service, energy solutions, and building controls, in commercial, life science, education, military and municipal government buildings located in southern California. Omni Serv, a division of Air Serv, successfully began running the inter terminal bus services at London's Heathrow Airport. Combined with the Passenger Service Ambassador program, Omni Serv now has approximately 1,400 employees servicing Heathrow's multiple terminals. ABM Parking was awarded a contract to manage the transportation requirements of the LA/Ontario International Airport (LAWA) Consolidated Rental Car Facility. The 24/7 operation employs a staff of over 30 full-time drivers and supervisory personnel, as well as a brand new shuttle bus fleet. 11
Outlook
Fiscal 2014 Outlook Based on the Company's year-to-date operational results and its current expectations for a strong second half of fiscal 2014, the Company is reaffirming guidance for: Net income of $1.38 to $1.48 per diluted share Adjusted net income of $1.58 to $1.68 per diluted share Depreciation and amortization expense is expected to remain consistent with fiscal 2013. The range is $60 million to $62 million Effective tax rate in the range of 36 percent to 38 percent. This is an increase over fiscal 2013's effective tax rate of 35.2% The Company bases this guidance on the assumption the Work Opportunity Tax Credit (WOTC) is retroactively reenacted by the end of the Company's fiscal year, which is 10/31/14. Interest expense anticipated to be in the range of $10 million to $12 million Capital expenditures are expected to be in the range of $43 million to $47 million Cash taxes are expected to be in the range of $37 million to $40 million 13
Forward-Looking Statement 14 This presentation contains forward-looking statements that set forth management's anticipated results based on management's current plans and assumptions. Any number of factors could cause actual results to differ materially from those anticipated. These factors include, but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions services provider platform, which focuses on vertical market strategy, may not generate the organic growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (4) increases in costs that we cannot pass on to clients, including certain costs relating to electronic workforce management and client management tools, could affect our profitability;(5) federal health care reform legislation may adversely affect our business and results of operations; (6) our business success depends on retaining senior management and attracting and retaining qualified personnel;(7) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (8) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities;(9) we are at risk of losses stemming from any accident or other incident involving our airport operations; (10) our business success depends on our ability to preserve our long-term relationships with clients; (11) our restructuring initiatives may not achieve the expected cost reductions; (12) we are at risk of losses stemming from damage to our reputation; (13) negative or unexpected tax consequences could adversely affect our results of operations; (14) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (15) sequestration under the Budget Control Act of 2011 may negatively impact our business; (16) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (17) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (18) our services in areas of military conflict expose us to additional risks; (19) we are subject to business continuity risks associated with centralization of certain administrative functions; (20) we could incur additional costs to cover energy savings guarantees; (21) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (22) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (23) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (24) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (25) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (26) we incur accounting and other control costs that reduce profitability; (27) any future increase in the level of our debt or in interest rates could affect our results of operations; (28) our ability to operate and pay our debt obligations depends upon our access to cash; (29) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (30) impairment of long-lived assets may adversely affect our operating results; (31) changes in immigration laws or enforcement actions or investigations under such laws could significantly adversely affect our labor force, operations, and financial results; (32) labor disputes could lead to loss of revenues or expense variations; (33) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; and (34) natural disasters or acts of terrorism could disrupt services.
Appendix - Unaudited Reconciliation of non-GAAP Financial Measures
Unaudited Reconciliation of non-GAAP Financial Measures 16
Unaudited Reconciliation of non-GAAP Financial Measures 17
Unaudited Reconciliation of non-GAAP Financial Measures 18